Exhibit 10.1

INDEMNIFICATION AGREEMENT

     This Agreement is made as of the ___ day of __________, 2012, by and between Curtiss-Wright Corporation, a Delaware corporation (the "Corporation"), and ________________ ("Indemnitee"), a director of the Corporation and supersedes any prior Indemnification Agreements that the Indemnitee has with the Corporation, except to the extent that any provision in such prior agreement provides greater rights for the Indemnitee, in which case, such earlier provision shall apply.

     WHEREAS, it is essential that the Corporation attract and retain as directors the most capable persons available; and

      WHEREAS, both  the  Corporation  and  Indemnitee  recognize  the  increased  risk in today's environment  of litigation  being  asserted  against  directors of companies arising out of or as a result of their service to the Corporation; and

      WHEREAS, the Corporation's  Restated  Certificate of  Incorporation (the "Certificate")  provides that the Corporation will indemnify its directors against such litigation, subject to certain conditions, and Indemnitee has relied on this indemnification in deciding to serve as a director of the Corporation; and

      WHEREAS, in recognition of Indemnitee's need for reasonable  protection  against personal  liability in order to provide a continued incentive for Indemnitee's  continued  service to the Corporation in an  effective  manner,  and  Indemnitee's  reliance on the  aforesaid provision of the Certificate, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or  revocation  of such  provision  or any  change  in the  composition  of the Corporation's  Board of  Directors  (the  "Board") or any  acquisition  or business combination  transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee  as set forth in this  Agreement.

     NOW THEREFORE, in consideration of the premises and the covenants contained herein and Indemnitee’s agreement to continue to serve the Corporation after the date hereof, the sufficiency of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:

     1.   AGREEMENT TO SERVE.  Indemnitee agrees to serve or continue to serve as a director of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

     2.   DEFINITIONS.  As used in this Agreement:

          (a)  The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether instituted by or on behalf or in the right of the Corporation or its Board or a governmental authority or other party, whether formal or informal or whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b)  The term "Change in Control" shall mean the occurrence during the term of the Agreement of:

(1)         An acquisition (other than directly from the Corporation) of any common stock of the Corporation ("Common Stock") or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control.  A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (a "Subsidiary"), (ii) the Corporation or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2)         The individuals who, as of June 1, 2011, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3)         The consummation of:

(i)         A merger, consolidation or reorganization to which the Corporation is a party or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction."  A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

(A)         the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B)         the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, and

(C)         no Person other than (i) the Corporation, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

(4)         A complete liquidation or dissolution of the Corporation; or
(5)         The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary or a distribution to the Corporation's shareholders).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(c)  The term "Corporate Status" shall mean the status of a person who is or was a director of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(d)  The term "Expenses" shall include, without limitation, attorneys' fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations judicial or administrative proceedings or appeals and that are actually and reasonably incurred by the Indemnitee in connection with any such judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(e)  References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

(f)  The term “independent legal counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (A) the Corporation or the Indemnitee in any matter material to either such party, or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     3.   INDEMNIFICATION IN THIRD-PARTY PROCEEDINGS.  The Corporation shall indemnify Indemnitee if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of Indemnitee's Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

     4.   INDEMNIFICATION IN PROCEEDINGS BY OR ON BEHALF OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee's Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

     5.   EXCEPTIONS TO RIGHT OF INDEMNIFICATION.  Notwithstanding anything to the contrary in this Agreement the Corporation shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.  Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify Indemnitee to the extent Indemnitee has actually been reimbursed from the proceeds of insurance not paid for by the Indemnitee, and in the event the Corporation makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance not paid for by Indemnitee, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

6.          CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 5 or 7.

     7.   NOTIFICATION AND DEFENSE OF CLAIM.  As a condition precedent to Indemnitee's right to be indemnified, Indemnitee agrees to notify the Corporation in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Corporation of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Corporation is actually prejudiced by the failure to give such notice.  With respect to any Proceeding of which the Corporation is so notified and provided the claim is not made or threatened in name or on behalf of the Corporation and there is no other conflict of interest between the Corporation and the Indemnitee with respect to the Proceeding, the Corporation will be entitled to participate therein at its own expense and/or to assume at its own expense the defense of the claim on behalf of the Indemnitee (if applicable, jointly with any third party who may have an obligation to hold harmless or indemnify the Indemnitee with respect to the claim), with legal counsel reasonably acceptable to Indemnitee.  After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph.  Indemnitee shall have the right to employ Indemnitee's own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the express written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

     8.   ADVANCEMENT OF EXPENSES.        Indemnitee shall have the right to advancement by the Corporation of any and all Expenses relating to, arising out of or resulting from any Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee.  The right to advances under this Paragraph 8 shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct.   Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed.

Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Corporation shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.  The Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding, against Expenses resulting therefrom, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  The Corporation shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  The Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement.

     9.   PROCEDURE FOR INDEMNIFICATION.  In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses.  Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to such request the Corporation determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct set forth in this agreement.  Such determination, and any determination that advanced Expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding ("Disinterested Directors"), whether or not a quorum, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not a quorum, (c) (i) if there are no Disinterested Directors, or (ii) if Disinterested Directors so direct, or (iii) a Change or Control has occured, by independent legal counsel (selected by the Indemnitee and approved by the Corporation (such approval not to be unreasonably withheld) in a written opinion or (d) by the stockholders.  In the event that Indemnitee and the Corporation are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least three law firms with offices in the State of Delaware having more than fifty attorneys resident in such offices, having a rating of “av” or better in the then current Martindale Hubbell Law Directory and having attorneys which specialize in corporate law.

     10.  REMEDIES.  The right to indemnification and immediate advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in the Delaware Court of Chancery.  Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  Indemnitee's Expenses reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such Proceeding also shall be indemnified by the Corporation. The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result from not forcing the Corporation to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Corporation and Indemnitee further agree that Indemnitee shall be entitled to seek such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Corporation hereby waives any such requirement of a bond or undertaking.

     11.  PARTIAL INDEMNIFICATION.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

     12.  SUBROGATION.  In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

     13.  TERM OF AGREEMENT.  This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director of the Corporation or, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee relating thereto.

     14.  INDEMNIFICATION HEREUNDER NOT EXCLUSIVE.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested directors, the General Corporation law of the State of Delaware, any other law (common or statutory) or otherwise, both as to action in Indemnitee's official corporate capacity and as to action in another capacity while holding office for the Corporation.  The Corporation hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Corporation and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an agent of the Corporation, the Corporation shall use commercially reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance from established and reputable insurers, and having coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Corporation.  In the event of a Change in Control or the Corporation’s becoming insolvent—including being placed into receivership or entering the federal bankruptcy process and the like--the Corporation shall maintain in force or acquire coverage substantially similar in scope and amount to any and all insurance policies then maintained immediately prior to such Change in Control or insolvency by the Corporation in providing insurance --directors’ and officers’ liability, fiduciary, employment practices or otherwise -- in respect of Indemnitee, for a period lasting until the earlier of (i) the sixth anniversary of such event and (ii) the date this Agreement terminates pursuant to Section 14 (a “Tail Policy”); provided that in no event shall the Corporation be required to expend for such Tail Policy an amount in excess of 200% of the annual premium paid immediately prior to such Change of Control or insolvency, and if the one-time premium for such insurance coverage exceeds such amount, the Corporation shall obtain a Tail Policy with the greatest coverage available for a cost not exceeding such amount.  The insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the policies now maintained or hereafter provided to any director or officer of the Corporation.

The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract or agreement not paid for by the Indemnitee.

     15.  NO SPECIAL RIGHTS.  Nothing herein shall confer upon Indemnitee any right to continue to serve as a director of the Corporation for any period of time or, except as expressly provided herein, at any particular rate of compensation.

     16.  SAVINGS CLAUSE.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

     17.  COUNTERPARTS; FACSIMILE SIGNATURES.  This Agreement may be executed in two counterparts, both of which together shall constitute the original instrument.  This Agreement may be executed by facsimile signatures.

     18.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

     19.  HEADINGS.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     20.  MODIFICATION AND WAIVER.  This Agreement amends and restates in its entirety the Original Agreement, except to the extent that any provision in such prior agreement provides greater rights for the Indemnitee, in which case, such earlier provision shall apply.  This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

     21.  NOTICES.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

          (a)  if to the Indemnitee, to:

                    Name of Indemnitee
                    Address of Indemnitee

          (b)  if to the Corporation, to:

                    Curtiss-Wright Corporation
                    10 Waterview BoulevardParsippany, New Jersey 07054
                            Attn:  General Counsel

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

     22.  APPLICABLE LAW.  This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware.

     23.  ENFORCEMENT.  The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to continue to serve as a director of the Corporation and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              CURTISS-WRIGHT CORPORATION

                              By______________________
                              Name: Martin R. Benante
                              Title: Chief Executive Officer

                              ________________________
                              (Director Name)